Exhibit 99.1

UNITED REPORTS DECEMBER 2012

OPERATIONAL PERFORMANCE

CHICAGO, Jan. 8, 2013 – United Continental Holdings, Inc. (NYSE: UAL) today reported December 2012 combined operational results for its airline units.

UAL’s consolidated traffic (revenue passenger miles) in December 2012 decreased 4.0 percent and consolidated capacity (available seat miles) decreased 5.4 percent versus December 2011. UAL’s consolidated load factor in December 2012 increased 1.2 points compared to December 2011.

UAL’s December 2012 consolidated passenger revenue per available seat mile (PRASM) increased an estimated 2.5 to 3.5 percent compared to December 2011. Core passenger revenue growth showed sequential strength from November 2012 to December 2012, but was partially offset by year-end revenue adjustments.

About United

United Airlines and United Express operate an average of 5,557 flights a day to 378 airports on six continents from the airline’s hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark, San Francisco, Tokyo and Washington, D.C. United is upgrading its cabins with more flat-bed seats in first and business class and more extra-legroom economy-class seating than any other airline in North America. United now has 180 airplanes featuring DIRECTV®, offering customers more live television access than any other airline in the world. United operates nearly 700 mainline aircraft and has orders for more than 270 new aircraft deliveries through 2022. In 2012, United was the first North American airline to take delivery of new Boeing 787 Dreamliner aircraft. United was rated the world’s most admired airline on FORTUNE magazine’s 2012 airline-industry list of the World’s Most Admired Companies. Readers of Global Traveler magazine have voted United’s MileagePlus program the best frequent flyer program for eight consecutive years. United is a founding member of Star Alliance, which provides service to 193 countries via 27 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com or follow United on Twitter and Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

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UAL REPORTS DECEMBER 2012 OPERATIONAL PERFORMANCE/Page 2

Preliminary Operational Results

	December				Year-to-Date
	2012	2011	Change		2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	7,294,836	7,752,603	(5.9%)		92,654,685	95,069,896	(2.5%)
International	6,838,979	6,982,065	(2.0%)		86,761,121	86,693,558	0.1%
Atlantic	2,757,774	2,890,038	(4.6%)		37,817,032	39,280,149	(3.7%)
Pacific	2,600,344	2,616,274	(0.6%)		32,360,042	31,350,439	3.2%
Latin	1,480,861	1,475,753	0.3%		16,584,047	16,062,970	3.2%
Mainline	14,133,815	14,734,668	(4.1%)		179,415,806	181,763,454	(1.3%)
Regional	2,071,797	2,148,219	(3.6%)		26,068,761	25,768,002	1.2%
Consolidated	16,205,612	16,882,887	(4.0%)		205,484,567	207,531,456	(1.0%)
AVAILABLE SEAT MILES (000)
Domestic	8,747,198	9,311,662	(6.1%)		109,105,345	111,734,624	(2.4%)
International	8,337,481	8,707,176	(4.2%)		107,224,901	107,702,131	(0.4%)
Atlantic	3,434,047	3,698,344	(7.1%)		47,428,563	49,189,706	(3.6%)
Pacific	3,070,544	3,160,691	(2.9%)		39,234,124	38,207,995	2.7%
Latin	1,832,890	1,848,141	(0.8%)		20,562,214	20,304,430	1.3%
Mainline	17,084,679	18,018,838	(5.2%)		216,330,246	219,436,755	(1.4%)
Regional	2,580,166	2,777,392	(7.1%)		32,529,763	33,091,282	(1.7%)
Consolidated	19,664,845	20,796,230	(5.4%)		248,860,009	252,528,037	(1.5%)
PASSENGER LOAD FACTOR
Domestic	83.4%	83.3%	0.1	pts	84.9%	85.1%	(0.2	) pts
International	82.0%	80.2%	1.8	pts	80.9%	80.5%	0.4	pts
Atlantic	80.3%	78.1%	2.2	pts	79.7%	79.9%	(0.2	) pts
Pacific	84.7%	82.8%	1.9	pts	82.5%	82.1%	0.4	pts
Latin	80.8%	79.9%	0.9	pts	80.7%	79.1%	1.6	pts
Mainline	82.7%	81.8%	0.9	pts	82.9%	82.8%	0.1	pts
Regional	80.3%	77.3%	3.0	pts	80.1%	77.9%	2.2	pts
Consolidated	82.4%	81.2%	1.2	pts	82.6%	82.2%	0.4	pts
ONBOARD PASSENGERS (000)
Mainline	7,331	7,780	(5.8%)		93,595	96,360	(2.9%)
Regional	3,746	3,778	(0.8%)		46,846	45,439	3.1%
Consolidated	11,077	11,558	(4.2%)		140,441	141,799	(1.0%)
CARGO REVENUE TON MILES (000)
Total	199,466	223,892	(10.9%)		2,460,438	2,645,600	(7.0%)

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UAL REPORTS DECEMBER 2012 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

November 2012 year-over-year consolidated PRASM change	(2.1)%
November 2012 year-over-year mainline PRASM change	(2.5)%
December 2012 estimated year-over-year consolidated PRASM change	2.5 - 3.5%
December 2012 estimated year-over-year mainline PRASM change	1.5 - 2.5%
December 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.23 Dollars
Fourth Quarter 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.29 Dollars

Preliminary Operational Results

	2012	2011[3]	Change
December On-Time Performance[1]	78.4%	82.1%	(3.7) pts
December Completion Factor[2]	99.2%	99.5%	(0.3) pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline completion percentage.
[3]

In order to provide a meaningful year-over-year comparison, 2011 operational results are combined on a weighted departure basis for the Company’s two operating subsidiaries, United and Continental. On a standalone basis, United’s December 2011 on-time performance and completion factor was 84.0% and 99.4%, respectively, and Continental’s December 2011 on-time performance and completion factor was 79.8% and 99.5%, respectively.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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